Exhibit 99.1

News Release
Contact: Barbara W. Marshall, (843) 839-0272

FOR IMMEDIATE RELEASE

Beach First National Bank Announces Expansion to Pawleys Island

Myrtle Beach, SC, March 31, 2004 – Beach First National Bank today announced that it will open a new office, the bank’s fifth, in the Litchfield-Pawleys Island area during the second quarter 2004. The office is located at the entrance to Willbrook Plantation, adjacent to the Piggly-Wiggly grocery store, in the Litchfield Market Village. The new location will be a full-service office, providing consumer and commercial services.

Walt Standish, Beach First National president and chief executive officer, said, “We are excited to expand our service area to the Waccamaw Neck. The area’s strong residential growth and increasing number of small businesses make it a good fit for Beach First’s brand of community banking, where local management and local decision-making are key. We look forward to providing residents and businesses alike with quality banking services and products.”

Beach First National Bank is an $185 million financial institution headquartered in Myrtle Beach. The bank operates additional offices in Surfside Beach, North Myrtle Beach, and Hilton Head Island. Beach First National offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades under the symbol BFNB.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future growth and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Beach First undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.